RANDALL C. BROWN & ASSOCIATES, P.C.
                       CERTIFIED PUBLIC ACCOUNTANTS
                             338 PACES CENTER
                      455 E. PACES FERRY ROAD, N.E.
                       ATLANTA, GEORGIA  30305-3320

                               404-237-4732
                             FAX 404-266-2943

RANDALL C. BROWN, CPA


                               June 7, 1997


Securities and Exchange Commission
Washington, D.C.  20549

     Re:  Form 10-KSB
          Efficiency Lodge, Inc.
          Commission File Number 000-02290
          For the Fiscal Year Ended December 31, 1996

Gentlemen:

     At the request of the captioned Registrant through its attorneys by letter dated June 6, 1997, I have read the disclosure in Item 8 of the captioned Form 10-KSB with regard to the change in the auditor of record, and I agree with the statements made by the Registrant in Item 8 with respect thereto except that I would have pointed out that the predecessor registrant, with which the former accountant was associated, had, for all practical purposes, ceased to exist in that it did not survive the Merger in its previous form, which means that there was no change in the auditor responsible for the financial statements of the captioned Registrant, i.e. the actual survivor in effect, included in the Registrant's annual report on Form 10-KSB filed with the SEC.

                              Very truly yours,


                              /s/ Randall C. Brown
                              Randall C. Brown

RCB/me

cc:  Roy Barnes